Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Birdbill, Inc.

We hereby consent to the incorporation by reference into Form S-1 of Birdbill, Inc. to be filed with the Securities and Exchange Commission on or about February 5, 2016, filed pursuant to the Securities Act of 1933, of our report dated July 16, 2015, with respect to the financial statements of Birdbill, Inc., for the year ended March 31, 2015.

/s/ AWC (CPA) Limited
Hong Kong, China
Dated: February 5, 2016